UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2008
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On March 20, 2008, Doral Financial Corporation (“Doral Financial”) issued a press release announcing the filing of its Annual Report on Form 10-K for the year ended December 31, 2007, including its audited results for the year ended December 31, 2007. The press release also disclosed the results for the fourth quarter ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
     The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Doral Financial’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 7.01 Regulation FD Disclosure.
     Beginning March 20, 2008, Doral Financial intends to make available to current and prospective investors a new investor presentation dated March 20, 2008, which will also be posted on its Investor Relations website at www.doralfinancial.com . A copy of the investor presentation is attached hereto as Exhibit 99.2.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 8.01 Other Events.
     On March 20, 2008, Doral Financial announced that the date of the annual meeting of shareholders had been rescheduled for May 7, 2008 instead of April 16, 2008, as had been previously announced. The record date for shareholders who are entitled to notice of and to vote at the annual meeting will remain March 10, 2008.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release dated March 20, 2008.
99.2	Investor presentation, dated March 20, 2008, of Doral Financial Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: March 20, 2008	By:	/s/ Marangal I. Domingo
	Name:	Marangal I. Domingo
	Title:	Executive Vice President and Chief Financial Officer